As filed with the Securities and Exchange Commission on February 27, 2002

                          Registration No. XXX-XXXXX
----------------------------------------------------------------------------

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM SB-2

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                            Toffee Sensations Inc.
----------------------------------------------------------------------------
                (Name of small business issuer in its charter)

      California                     2060                    95-4877744
----------------------    ----------------------------   -------------------
(State or jurisdiction    (Primary Standard Industrial    (I.R.S. Employer
 of incorporation or       Classification Code Number)   Identification No.)
 organization)


      8306 Wilshire Blvd., Suite 397, Beverly Hills, CA 90211
----------------------------------------------------------------------------
         (Address and telephone number of principal executive offices)


8306 Wilshire Blvd., Suite 397, Beverly Hills, CA 90211 (800) 423-4407
----------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)


Mrs. Melody Hess-Rhynes, 8306 Wilshire Blvd., Suite 397, Beverly Hills,
                         CA 90211  (800) 423-4407
----------------------------------------------------------------------------
          (Name, address, and telephone number of agent for service)


     Approximate date of proposed sale to the public: As soon as practicable after the effective date of the registration statement and date of the prospectus.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                     CALCULATION OF REGISTRATION FEE

============================================================================
Title of Each Class of    Amount        Proposed     Proposed    Amount of
Securities Being          Being         Maximum      Maximum    Registration
Registered                Registered    Offering     Aggregate   Fee
                                        Price Per    Offering
                                        Unit (1)     Price(1)
----------------------------------------------------------------------------
Shares of common stock    1,500,000     $ 1.00       $1,500,000  $  396

----------------------------------------------------------------------------
TOTAL                                                $1,500,000  $  396

============================================================================

(1) Estimated for purposes of computing the registration fee pursuant to Rule 457.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.






                 SUBJECT TO COMPLETION, DATED February 27, 2002

                             Toffee Sensations Inc.

                       1,500,000 Shares of common stock

     We are registering 1,000,000 shares of our common stock to be offered by the Company on a "best effort" basis. We are also registering 500,000 shares of our common stock, on behalf of the selling shareholders. We will not receive any portion of the proceeds from the resale of the shares registered on behalf of the selling shareholders.

     Prior to this offering, no public market has existed for shares of our common stock. The shares will not be quoted on any public market.

     Investing in our common stock involves high risks. Investors may lose their entire investment. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

     Neither the Securities and Exchange Commission nor any state securities commission approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               TABLE OF CONTENTS
                               -----------------


PROSPECTUS SUMMARY .......................................................  1
THE OFFERING .............................................................  1
RISK FACTORS .............................................................  3
USE OF PROCEEDS .......................................................... 10
DIVIDEND POLICY .......................................................... 11
CAPITALIZATION ........................................................... 12
DETERMINATION OF OFFERING PRICE .......................................... 12
DILUTION ................................................................. 13
PLANS OF OPERATIONS ...................................................... 14
CAPITAL AND SOURCE OF LIQUIDITY .......................................... 16
GOVERNMENT REGULATION .................................................... 18
EMPLOYEES ................................................................ 19
DESCRIPTION OF PROPERTY .................................................. 19
MANAGEMENT ............................................................... 20
EXECUTIVE COMPENSATION ................................................... 21
INDEMNIFICATION OF DIRECTORS AND OFFICERS ................................ 22
PRINCIPAL STOCKHOLDERS ................................................... 22
DESCRIPTION OF SECURITIES ................................................ 23
TRANSFER AGENT ........................................................... 23
RULE 144 ................................................................. 24
PLAN OF DISTRIBUTION ..................................................... 24
SELLING SECURITY HOLDERS ................................................. 25
LEGAL PROCEEDINGS ........................................................ 25
LEGAL MATTERS ............................................................ 25
EXPERTS .................................................................. 26
ADDITIONAL INFORMATION ................................................... 26
INDEX TO FINANCIAL STATEMENTS ............................................ 27
PART II .................................................................. 35

                              PROSPECTUS SUMMARY

Company Overview

     Toffee Sensations Inc., (the "Company" or "Toffee Sensation") is planning to be an operator of a retail and wholesale toffee candy company. We plan to manufacture a line of premium chocolate toffee candies and other confectionery products from our own proprietary recipes for sale at our future stores and over the Internet. We believe our principal competitive strengths lie in our proprietary recipes and the variety of our products; our management's expertise in manufacturing, merchandising and marketing of our chocolate candy products. In addition, we believe our competitive strength are from manufacturing of our own products, through which we can better maintain our product quality, offer proprietary products, manage costs, control production and shipment schedules and potentially pursue new or under-utilized distribution channels. Our future stores will feature various types of premium toffee flavors. We will prepare many products on-site daily with fresh ingredients. Our store location and expansion strategy is to find strategic locations around tourist areas and shopping environments, such as factory outlet and regional malls, with a high level of foot traffic. A variety of additional factors are analyzed in the site selection process, including tenant mix, visibility, attractiveness, accessibility and occupancy costs.

     Our web site, www.toffeesensations.com, will acquaint the customers with all of Toffee Sensations products. Our online store offers an extensive selection of competitively priced chocolate and other flavors of toffee candy. Our Web site features detailed product information, value-added services and innovative merchandising through an intuitive and easy-to-use Internet web browser's navigational interface. In addition, we offer customers the convenience and flexibility of shopping 24 hours a day, seven days a week.

     We were incorporated on August 20, 2001 as a California corporation. Our current principal office is located at 8306 Wilshire Blvd., Suite 397, Beverly Hills, California 90211, and its telephone number is (800)423-4407.

THE OFFERING

Common Stock Offered
     by the Company  . . . . . . .      1,000,000
     by Selling Shareholders . . .        500,000

Use of Proceeds  . . . . . . . . .      We intend to use the proceeds for
                                        general and administrative expenses,
                                        development of the business, working
                                        capital and other general corporate
                                        purposes. See "Use of Proceeds."

                                        We will not receive any proceeds
                                        from the sale of the shares of
                                        common stock by the selling
                                        shareholders.

Risk Factors . . . . . . . . . . .      For a discussion of certain factors
                                        you should consider before buying
                                        shares of our common stock, see
                                        "Risk Factors on Page 3"

                             SUMMARY FINANCIAL DATA

     The following table summarizes the historical consolidated financial and operating information for our business and should be read in conjunction with the financial statements and the notes to the financial statements.

                                              Since Inception to
                                              September 30, 2001
                                              ------------------
Statement of Operation:                            (audited)
                                              ------------------
   Income                                     $           -
   Operating Expneses                                         14
                                              ------------------
   Net Income (Loss)                                         (14)
                                              ==================


                                              September 30, 2001
                                              ------------------
Balance Sheet Data:                                (audited)
-----------------------------                 ------------------
Current assets                                $            2,110
Working Capital                                            2,110
Current liabilities                                            0
Total capital or stockholders' equity                      2,486

                                 RISK FACTORS

                       	RISKS RELATED TO OUR BUSINESS


We have a limited operating history upon which you may evaluate us.

     We commenced our operations on August 20, 2001. We will offer toffee candy in our future stores and on-line at our Internet web site. Accordingly, we have only a limited operating history upon which you can evaluate our business and prospects. An investor in our common stock must consider the risks, expenses and difficulties frequently encountered by early stage companies in new and rapidly evolving markets. It may be difficult or impossible to accurately forecast our operating results based on our historical results.


We may not be able to meet our funding requirement of our business plans.

     We may need further funding to proceed with our proposed plan of business. We do not have a commitment with respect to any additional capital. We do not have loan commitments from, or lines of credit with banks or other financial institutions. Therefore, the expansion of our business will depend on our ability to raise additional funds through equity and/or debt financing.

     We can not assure you that we will be able to obtain additional funding when it is needed, or that such funding, if available, will be obtainable on terms favorable to and affordable by us. Our inability to obtain additional funding, as required, will not cause the cessation of our business but it would impair severely our plans of expansions. We believe that we need to raise a minimum of $100,000 in order to proceed with our current business plan for twelve month from the date of this prospectus.


We depend on Melody Hess-Rhynes who would be difficult to replace.

     Our success depends significantly on the continued services of Melody Hess-Rhynes, our President and Chief Executive Officer. Losing Melody Hess-Rhynes could have a serious impact on our business operations and result in reduced revenue and disruption of our business. If we had to replace Melody, we would not be able to replace the significant amount of knowledge that Melody have about our operations. We do not maintain "key man" insurance policies on any of our executives. We do not have employment contracts with any of our executives.


If we can not find suitable locations for our stores, our business plans will fail.

     Our plans are dependent on our ability to obtain suitable sites for our stores at a reasonable occupancy cost along with the necessary capital to lease the properties. If these sites are not obtainable at a good location and costs, our business will not materialize and you may loose part or all of your investments in our company.

Fluctuations in cost and availability of ingredients may have a negative impact on our profitability.

Several of the principal ingredients used in our products, including chocolate, sugar, butter and nuts, are subject to significant price fluctuations. Although cocoa beans, the primary raw material used in the production of chocolate, are grown commercially in Africa, Brazil and several other countries around the world, cocoa beans are traded in the commodities market, and their supply and price are therefore subject to volatility. We believe our principal chocolate supplier purchases most of its beans at negotiated prices from African growers, often at a premium to commodity prices. Although the price of chocolate has been relatively stable in recent years, the supply and price of cocoa beans, and in turn of chocolate, are affected by many factors, including monetary fluctuations and economic, political and weather conditions in countries in which cocoa beans are grown. We purchase most of our nuts from domestic suppliers who procure their products from growers around the world. The price and supply of nuts and sugar are also affected by many factors, including weather conditions in the various regions in which these products used by the Company are grown. Significant or prolonged increases in the prices of chocolate or of one or more types of nuts, and sugar or the unavailability of adequate supplies of chocolate, nuts, or sugar of the quality sought by the Company, could increase our cost of goods sold and decrease our net income or cause us to loose the viability of our business and terminate our operations.



Our independent auditor has expressed a going concern over our ability to remain in business.

     In his report on our audited financial statements since Inception from August 20, 2001 to September 30, 2001, our auditor has stated that we have been in the development stage since our inception. Realization of our assets is dependent upon our ability to meet our future financing requirements, and the success of future operations. If our business fails in the future, you will loss part or all of your investment. Two current shareholders' shares are registered for resale in this offering. Any resale of shares by these current shareholders may cause the stock price to decline.


Our chief executive officer, Melody Hess-Rhynes, is in the position to control over corporate transactions and other matters.

     Upon completion of this offering, Melody Hess-Rhynes will beneficially own approximately 85.71% of the outstanding common stock, assuming all the shares registered by the Company are sold. As a result Melody Hess-Rhynes will have the ability to control substantially all matters submitted to our stockholders for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets) and to control our management and affairs. Accordingly, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us, impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could affect the market price of the common stock.

Consumer tastes and preferences may greatly influence our sales

     The sale of our products is affected by changes in consumer tastes and eating habits, including views regarding consumption of chocolate, sugar, and nuts. Numerous other factors that we cannot control, such as economic conditions, demographic trends, traffic patterns and weather conditions, can influence the sale of the our products. Changes in any of these factors could reduce our revenue or cause us to shut down our operations.


Even if our stock is quoted on the NASD over-the-counter-bulletin board, our stock may have low trading volume, highly volatile and not followed by analysts.

     We plan to have our stock apply for quotation by a market maker on the NASD over-the-counter bulletin board. Stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. Consequently, you may have difficulty reselling shares of our common stock that you purchase.


We may be subject to product liability claims, which may adversely affect our operations

     We ship candy by various mail services. We may be held liable or incur costs to settle liability claims if any of the food products we prepare, ship, and sell cause harm or are found unsuitable during preparation, sale or use. Although we plan to purchase and maintain product liability insurance, we cannot assure you that this insurance will be adequate, and, at any time, it is possible that such insurance coverage may cease to be available on commercially reasonable terms, or at all. A product liability claim could result in liability to us greater than our total assets or insurance coverage. Moreover, product liability claims could have an adverse impact on our business even if we have adequate insurance coverage.


Government regulation may reduce our revenue or cause us to go out of business.

     Our stores will be subject to licensing and regulation by the health, sanitation, safety, building and fire agencies in the state or municipality where located. Difficulties or failures in obtaining required licenses or approvals from such agencies could delay or prevent the opening of a new store. Our store and franchisees are also subject to laws governing their relationships with employees, if any, including minimum wage requirements, overtime, working and safety conditions and citizenship requirements. Increases in the minimum wage would increase the Company's labor costs. The failure to obtain required licenses or approvals, or an increase in the minimum wage rate, employee benefits costs (including costs associated with mandated health insurance coverage) or other costs associated with any employees could lower our profitability.

     Our engagement in the manufacturing, packaging and distribution of food products is subject to extensive regulation by various governmental agencies. A finding of a failure to comply with one or more regulations could result in the imposition of sanctions, including the closing of our facility for an indeterminate period of time, and could lower our profitability or cause us to shut down our operations.

                            RISKS RELATED TO THIS OFFERING


Our offering of 1 million shares of our common stock may not raise any cash and we may not sale any shares.

     We are offering 1 million shares of our common stock by Mrs. Melody Hess-Rhynes, our Chief Executive Officer on a self-underwritten best efforts basis without underwriters to perform due diligence review, as is done in an underwritten offering. Due diligence is a process of reviewing and investigating a company's management background, financial information, existing and planned business operations and potential contingent liabilities, etc. in order to ensure full and accurate disclosure in the offering documents. Lack of due diligence conducted by an underwriter may increase the risk of having certain inaccurate or insufficient disclosures of information in this Prospectus. If we fail in our capital raising efforts, we may sell little or no shares and may raise little or no proceeds. If we fail to raise any capital, we will not be able to proceed with our plans of expansion and you may loose part or all your investments in our company.


We may not be able to meet our funding requirement of our business plans.

     We may need further funding to proceed with our proposed plan of business. We do not have a commitment with respect to any additional capital. We do not have loan commitments from, or lines of credit with banks or other financial institutions. Therefore, the expansion of our business will depend on our ability to raise additional funds through equity and/or debt financing.


Even if our stock is quoted on the NASD over-the-counter-bulletin board, our stock may have low trading volume, highly volatile and not followed by analysts.

     We plan to have our stock apply for quotation by a market maker on the NASD over-the-counter bulletin board. Stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. Consequently, you may have difficulty reselling shares of our common stock that you purchase.


Some of our current shareholders' shares are registered for resale in this offering. Any resale of shares by these current shareholders may cause the stock price to decline.

     The majority of our shareholders, including one of our largest shareholder, are registering to sell all of their shares in our company. After a trading market develop for our stock, any resale of shares by these current shareholders will have a negative impact on the trading price of our stock and price of our stock may decline significantly.

Shares eligible for public sale after this offering could adversely affect our stock price.

     After this offering there will be outstanding 8,750,000 shares of our common stock, assuming all of the 1,000,000 shares registered by the Company are sold. Of these shares, the shares sold in this offering will be freely tradable except for any shares purchased by our "affiliates" as defined in Rule 144 under the Securities Act. The remaining 7,250,000 shares will be "restricted securities," subject to the volume limitations and other conditions of Rule 144 under the Securities Act.


We cannot predict if future sales of our common stock, or the availability of our common stock for sale, will affect the market price for our common stock or our ability to raise capital by offering equity securities.

     To the extent that brokerage firms act as market makers for our shares on the NASD over-the-counter bulletin board, they may be a dominating influence in any market that might develop, and the degree of participation by such firms may significantly affect the price and liquidity of our shares. These firms may discontinue their market making activities at any time. The prices at which our shares are traded in the market will be determined by these firms and by the purchasers and sellers of our shares, but such prices may not necessarily relate to our assets, book value, results of operations or other established and quantifiable criteria of value.


Our stock price may be extremely volatile and you may not be able to resell shares at or above the offering price.

     There was no public market for our shares prior to this offering, and after the offering, a liquid public market for the shares may not develop. You may not be able to resell your shares at or above the initial public offering price due to a number of factors, including:

     * actual or anticipated fluctuations in our operating results;

     * changes in expectations as to our future financial performance or changes in financial estimates of securities analysts;

     * changes in general economic or market conditions; and

     * the operating and stock price performance of other comparable companies.

     The stock market in general, and the securities of food confectionary-related companies in particular, has experienced extreme volatility that often has been unrelated to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

We have broad discretion in how we use the proceeds from this offering, and we may not use these proceeds effectively.

     Our management has broad discretion in how we use the proceeds from this offering because a significant amount of the proceeds from this offering has not been allocated for a specific purpose. Our management could spend the proceeds from this offering in ways with which our stockholders may not agree or that do not yield a favorable return. Our primary purpose in conducting this offering is to create a public market for our common stock. As of the date of this prospectus, we plan to use the proceeds from this offering for general corporate purposes, including working capital, franchise our operations, and the funding of our anticipated operations. We may also use the proceeds in future acquisitions but do not have any acquisitions planned.


The application of the "penny stock" rules could adversely affect the market For our stock.

     The Securities and Exchange Act of 1934 requires additional disclosure relating to the market for "penny stocks." A penny stock is generally defined to be any equity security not listed on NASDAQ or a national securities exchange that has a market price of less than $5.00 per share, subject to certain exceptions. Among these exceptions are shares issued by companies that have:

      * net tangible assets of at least $2 million, if the issuer has been in continuous operation for three years;

      * net tangible assets of at least $5 million, if the issuer has been in continuous operation for less than three years; or

      * average annual revenue of at least $6 million for each of the last three years.

     We do not currently meet the requirements of these exceptions and, therefore, our shares would be deemed penny stocks for purposes of the Exchange Act if and at any time while our common stock trades below $5.00 per share. In such case, trading in our shares would be regulated pursuant to Rules 15-g-1 through 15-g-6 and 15-g-9 of the Exchange Act. Under these rules, brokers or dealers recommending our shares to prospective buyers would be required, unless an exemption is available, to:

      * deliver a lengthy disclosure statement in a form designated by the SEC relating to the penny stock market to any potential buyers, and obtain a written acknowledgement from each buyer that such disclosure statement has been received by the buyer prior to any transaction involving our shares;


      * provide detailed written disclosure to buyers of current price quotations for our shares, and of any sales commissions or other compensation payable to any broker or dealer, or any other related person, involved in the transaction;

      * send monthly statements to buyers disclosing updated price information for any penny stocks held in their accounts, and these monthly statements must include specified information on the limited market for penny stocks.

     In addition, if we are subject to the penny stock rules, all brokers or dealers involved in a transaction in which our shares are sold to any buyer, other than an established customer or "accredited investor," must make a special written determination that our shares would be a suitable investment for the buyer, and the brokers or dealers must receive the buyer's written agreement to purchase our shares, as well as the buyer's written acknowledgement that the suitability determination made by the broker or dealer accurately reflects the buyer's financial situation, investment experience and investment objectives, prior to completing any transaction in our shares.

     These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in our shares and may limit the ability of our shareholders to sell in the secondary market, through brokers, dealers or otherwise. We also understand that many brokerage firms will discourage their customers from trading in shares falling within the "penny stock" definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules.

     The SEC from time to time may propose and implement even more stringent regulatory or disclosure requirements on shares not listed on NASDAQ or on a national securities exchange. The adoption of the proposed changes that may be made in the future could have an adverse effect on the trading market for our shares.


The Purchasers Of Shares In This Offering Will Experience Immediate And Substantial Dilution.

     The initial public offering price is expected to be substantially higher than the net tangible book value per share of the outstanding common stock immediately after the offering. Accordingly, purchasers of shares in the offering will experience immediate and substantial dilution of approximately $0.8889 in net tangible book value per share, or approximately 89.89% of the offering price of $1.00 per share. In contrast, existing stockholders paid an average price of $0.003 per share.


     This prospectus contains certain "forward-looking statements" based on our current expectations, assumptions, estimates and projections about us and our industry. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, as more fully described in this section and elsewhere in this prospectus. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. Such factors include those set forth in this section and elsewhere in this prospectus.

                               USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of shares of common stock by the selling shareholders. Based upon an assumed initial offering price of $1.00, we estimate that we will receive net proceeds from the sale of 1,000,000 shares of common stock by the company in the amount (after deduction estimated $30,000 offering expenses) of up to $970,000 assuming all the shares offered are sold. Such proceeds will be used for general corporate purposes, including working capital, franchise our operations, and the funding of our anticipated operations. We may also use the proceeds in future acquisitions but do not have any acquisitions planned. If any shares registered in this offering are used as payment for services, it will proportionally reduce the total amount raised from this offering.

     We need to raise at least $100,000 to stay in business for the next twelve months. If we fail to raise a minimum of $100,000, we may not be able to proceed with our business plan described above. If we raise little or no funds, we will not be able to proceed with our plans. The proceeds will be used to acquire or rent a store front, machinery, expenses in modeling the store and operating expenses.

     As of the date of this prospectus, we have not allocated any specific amount of the proceeds for the purposes described above. The amounts to be expended for the purposes listed above will depend upon a number of factors, including the market conditions and the demand for our products. Pending our use of the net proceeds of this offering, we intend to invest them in short-term, investment grade, interests bearing securities.


                                DIVIDEND POLICY

     We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock for the foreseeable future.

                                 CAPITALIZATION

     The following table sets forth the capitalization of Toffee Sensations Inc. as of September 30, 2001, adjusted to give effect to the sale of 1,000,000 shares of common stock by the company in this offering at an assumed initial price to the public of $1.00 per share and the estimated net proceeds of approximately $970,000. This table should be read in conjunction with our financial statements and the notes to those statements included elsewhere in this prospectus.

                                                       September 30, 2001
                                                  --------------------------
                                                     Actual     As Adjusted
                                                  ------------  ------------
Stockholders' equity:

    Common Stock, $.001 par value,
    25,000,000 shares authorized; 7,500,000
    shares issued and outstanding; 8,500,000
    shares (as adjusted) issued and outstanding .       2,500          2,500

    Additional paid-in capital ..................           0        970,000

Accumulated deficit .............................          (14)          (14)
                                                   -----------   -----------
Total stockholders' equity.......................  $     2,486       972,486
                                                   ===========   ===========


                        DETERMINATION OF OFFERING PRICE

     Prior to this offering, there has been no trading market for the shares of common stock offered. Consequently, the initial public offering price of the shares of common stock was arbitrarily determined. The factors considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of our company. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                                   DILUTION

     Purchasers of the shares will experience immediate and substantial dilution in the value of the common stock. Dilution represents the difference between the price per share paid by the purchasers in the offering and the net tangible book value per share. Net tangible book value per share represents our net tangible assets (total assets less total liabilities), divided by the number of shares of common stock outstanding on September 30, 2001. As of September 30, 2001, our net tangible book value was $2,486, or $0.00033 per share. Giving effect to the sale by the company of shares offered at the public offering price of $1.00, assuming all of the 1,000,000 shares are sold, the pro forma net tangible book value would have been $972,486 or $0.11441 per share. This represents an immediate increase in net tangible book value of $0.11408 per share to existing shareholders and an immediate dilution of $0.88559 to the purchasers of the shares in this offering. The following table illustrates the pro forma per share dilution, assuming the sale of all of the 1,000,000 shares offered by the company:


     Offering price per share . . . . . . . . . . . . .           $1.00000
     Net tangible book value before the offering  . . . $ 0.00033
     Increase per share attributed to new investors . . $ 0.11408
                                                        ---------
     Pro forma net tangible book value per share after the
       Offering . . . . . . . . . . . . . . . . . . . .           $0.11441
                                                                  --------
     Dilution in net tangible book value to new investors . . .   $0.88559
                                                                  ========

    The following table summarizes as of September 30, 2001, the difference (based on an assumed initial public offering price of $1.00 per share and assuming all of the 1,000,000 shares offered by the company are sold) between the existing shareholders and the new shareholders with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share paid:

                         SHARES PURCHASED    TOTAL CONSIDERATION    AVERAGE
                       -------------------- ---------------------- PRICE PER
                        NUMBER     PERCENT    AMOUNT      PERCENT    SHARE
                       ---------   -------- -----------   --------  ---------
Existing shareholders.  7,500,000    88.24        2,500       0.25   $0.00033
New shareholders......  1,000,000    11.76    1,000,000      99.75   $1.00000
                       ----------   ------  -----------     ------
Total.................  8,500,000   100.00    1,002,500     100.00
                       ==========   =====   ===========     ======

                                 PLANS OF OPERATIONS

	OVERVIEW

     Toffee Sensations Inc., (the "Company" or "Toffee Sensation") is planning to be an operator of a retail and wholesale toffee candy store. We plan to manufacture an extensive line of premium chocolate toffee candies and other confectionery products from our own proprietary recipes for sale at our future stores and over the Internet. We believe our principal competitive strengths lie in our proprietary recipes and our management's expertise in manufacturing, merchandising and marketing of our chocolate candy products.
In addition, we believe that we will achieve a competitive strength by manufacturing our own products, through which we can better control product quality standards, offer proprietary products, manage costs, control production and shipment schedules and potentially pursue new or under-utilized distribution channels. Our future stores will feature various types of premium toffee flavors. We plan to prepare many products on-site daily with fresh ingredients.

     We plan to position our self as a high quality gourmet Toffee Store and promote our self as the one place for gourmet toffee. The Interior of our retail store will be inviting and unique. This will help establish our brand name and create a focus point for consumers. We believe the Internet will allow us to gain national and international sales immediately. We have already received request from the United Kingdom, Canada, and Sri Lanka. This is with little or no marketing effort. Our goal is to make Toffee Sensations the national portal to purchase gourmet toffee through mail orders, retail sales, the Internet, and corporate contracts for gift giving. This should create revenues from sales of Toffee Sensations.

     We plan to expand our business to sell and produce gourmet coffee, cocoa and baked goods. We are presently owned and operated by our majority
shareholder Mrs. Melody Hess-Rhynes.   Through our headquarters office located
in Beverly Hills, California, we will market and distribute a variety of upscale gourmet toffee products.

     The area of initial focus will be the manufacture and distribution of a full line of gourmet toffee products. This will be done from a location yet to be determined and distributed to other future retail locations, Internet sales, mail orders, phone orders, wholesale purchases etc. Toffee Sensations will offers an array of special flavored toffee. Future line of products will include Toffee Cheesecake, Baked Goods, Ice Cream, Toffee Chubb's, which is also an original product, custom baskets and gift ideas for every occasion.

Toffee Sensations has a high versatility capability. Products will be introduced continuously and new flavors will be added periodically. Currently, there are seven different sensational flavors. Three more are planed for introduction within the next 12 months. By the nature of the product we are offering and the desired sales revenue, it is imperative that are future retail stores must be located in high walk-by-traffic locations where we can attract the impulse buyer and cultivate repeat customers. The demographics, high walk-by traffic, and small area that we need (500-800 sq. ft) indicate that Toffee Sensations is perfectly suited for the so called "specialty stores" such as mall food courts, airports, large retail outlets, and the urban retail/entertainment complex such as "The Gas lamp District" in San Diego, "old Town" in Pasadena, Santa Monica Promenade, and Universal City walk at Universal Studios. Our goal is to expand into five stores within the next five years.

During the next twelve months, we plan to satisfy our cash requirements by additional equity financing. We can not assure you that we will be successful in raising additional equity financing, and, thus, be able to satisfy our cash requirements. We will need a minimum of $100,000 to satisfy our initial cash requirements for the next 12 months. We will not be able to operate if we do not obtain equity financing. We depend upon capital to be derived from future financing activities such as subsequent offerings of our stocks. We do not anticipate any further research and development of any products, nor do we expect to incur any research and development costs. We do expect to purchase plant or any significant equipment, and we do anticipate an increase in the number of our employees. We have not generated revenue since inception.

For the next twelve months, we do not foresee any increase in the number of employees. Additional employees will be hired as soon as we are able to start our initial retail location.

We are still considered to be a development stage company, with no revenue, and is dependent upon the raising of capital through placement of our common stock.

CAPITAL AND SOURCE OF LIQUIDITY

     As of September 30, 2001, our cash balance was $0 and we had a working capital of $2,110.

     Total cash flows from operating activities since inception to September 30, 2001 aggregated $0.

     Our source of liquidity is dependent upon our cash flows from operating activities and success of our planned self-underwritten public offering. Factors that may reduce our revenue may include unfavorable market conditions. In addition if we fail to raise a minimum of $100,000 in additional capital, we may not be able to expand our existing operations.

     We believe that we need to raise $100,000 capital to initiate our expansion plans and continue our current operations for the next 12 months. If we do not raise any capital in the offering, we may not continue with our current operations. If we do not raise sufficient or any capitals in this offering, we may in the future seek other form of debt or equity financing. We have not yet made any other plan to obtain additional capital as of the date of this prospectus. We do not have a line of credit with any individual or institutions.

     The discussions in the "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" should be read in conjunction with the financial statements and the notes to those statements which appear elsewhere in this prospectus. The discussions contain forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in "Risk Factors".


FORWARD LOOKING STATEMENTS

     This registration statement contains forward-looking statements. Toffee Sensations' expectation of results and other forward looking statements contained in this registration statement involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development. These and other factors may cause expectations to differ.

DESCRIPTION OF TOTAL MARKET

     The potential for the sale of products offered by us is virtually unlimited. There are no chains of Toffee Products being offered at this time. There are a few scattered single stores, which offer toffee such as, Enstrom's almond toffee, and Mrs. Weinstein, however none of these offer the array of flavors like Toffee Sensations. We are ready to exploit their weaknesses and surpass their accomplishments. Toffee Sensations product line will introduce a new and exciting way to enjoy toffee.

     E-commerce is an important tool for marketing to our international clients. Consumer confidence is growing and the availability of highly secure financial transaction computer software is commonplace. With both of these trends, the demand for the type of products and services offered by Toffee Sensations is increasing. Further, it is anticipated that this demand will continue to increase into the foreseeable future. We have already received customer inquiries via the Internet from the United Kingdom, and Sre Lanka.

TARGET MARKET

     Our store and products are intended for people of all ages and income levels. Our marketing strategy will be to promote Toffee Sensations as the place for gourmet toffee products. In this regard, we will be neither meek nor modest, and we will seduce customers to willingly pay a premium price for our high quality gourmet toffee. We will position ourselves as a high quality "Supreme Quality" gourmet toffee store, with superior service and pleasant ambiance to draw in the repeat customer. Our primary emphasis is on the family, the impulse buyer who while shopping, seeing a movie, or relaxing decides to buy sweets at Toffee Sensations creating a repeat customer. The gourmet/specialty food connoisseur, the catalog purchaser etc. all will be a potential repeat customer. There will be some promotions geared specifically to the corporate gift giver.

COMPETITION

     There are no other companies that are directly marketing Toffee like Toffee Sensations. See's Candies carries a line of toffee, however we believe that it can not be compared to Toffee Sensations in terms of quality and presentation of the products. Godiva sells different chocolate related items, but does not offer a line of Toffee Candies at this time. Toffee Sensations will offer the consumer the opportunity to purchase toffee in several different flavors, which are not being offered by anyone. The competitors we are concerned about are the many imitators that are sure to surface. We plan to build a strong brand identity and awareness through marketing and product innovations which will enable us to effectively compete. We believe that Toffee Sensations will be the first gourmet Toffee store that offers a line of flavored toffee.

COMPANY PRODUCTS

     We plan to offer the following sensational flavors: Raspberry Cheesecake Sensations, Pistachio Sensations, Best of Both Worlds Sensations, Rum Ditty Sensations, Banana Nut Sensations, and Original Sensations. As we progress we will introduce more flavors that are already developed. Mrs. Hess-Rhynes will also offer a special item called Toffee Chubb's a mixture of Carmel, toffee and chocolate. Toffee Sensations will also sell Toffee Coffee, Cheesecake, Cocoa, Baked Goods, Ice Cream and a line of Wedding/party favors. This will make Toffee Sensations the place to purchase the best Toffee Products. Mrs. Hess-Rhynes unique ability to create is what makes Toffee Sensation great.

PROPRIETARY ISSUES

     No trade names will be used other than those reserved for Toffee Sensations or those where specific authority has been granted. Therefore, no known proprietary issues exist.

MARKETING STRATEGY

     Marketing will be conducted on several levels to ensure the maximum impact for dollars invested in advertising. This will include newspapers, shows, distribution, publications that potential customers would be likely to see. Such as, Gourmet magazines, and articles. Toffee Sensations will seek membership of The Fancy Food Association. This recognition will jump start the opportunity for worldwide exposure.

     We will make continued effort to acquire exclusive contracts with hotels, airlines, and other high-end corporate relations. We will offer free samples in store and over the Internet when the opportunity permits. This is a proven way to attract customers based on our management's past experiences.


PRICING POLICY

     The pricing policy used by Toffee Sensations is based on a philosophy that in order to prosper and grow a competitive price must be offered to its customers. This, however, must be tempered by the need to maintain profitability. We however, are not competing on price but positioning ourselves as the product leader, that is, the best gourmet toffee money can buy. We will focus our efforts on selling quality products.

     Therefore, the product Toffee Sensations is moderately priced to fit into most income levels. We plan to price our products around $14.50 per pound
depending on the specific item.   Manufacturing and distribution costs are
estimated at $7.25 per pound with a wholesale price to retail stores, restaurants, etc. estimated to be $12.25.


PUBLICATIONS

     We plan to publish a monthly newsletter, published by e-mail, featuring the Company's products.


PATENTS

     Toffee Sensations holds no patents for its products. Toffee Sensations owns the Internet domain name www.toffeesensations.com


GOVERNMENT REGULATION

     Regulation of Internet Content

     Due to the increase in popularity and use of the Internet by broad segments of the population it is possible that laws and regulations may be adopted with respect to web site content, privacy pricing, encryption standards, consumer protection, electronic commerce, taxation, copyright infringement and other intellectual property issues. We cannot predict the effect, if any, that any future regulatory changes or developments may have on the demand for our access or enhanced business service.

EMPLOYEES

     We believe that the success of our business will depend, in part, on our ability to attract, retain and motivate highly qualified sales, technical and management personnel, and upon the continued service of our senior management personnel. As of the date of this registration statement, we have one part time employee, Mrs. Melody Hess-Rhynes.


DESCRIPTION OF PROPERTY

     Currently, we are locating a retail food preparation facility.

                                  MANAGEMENT

	DIRECTORS AND EXECUTIVE OFFICERS


Name                Age             Position(s)
------------------  ---  ------------------------------------------
Melody Hess-Rhynes   38  President, Chief Executive Officer and
                         Chairman of the Board

Angelas Hess         34  Director

Mark H. Rhynes       39  Director


MELODY HESS-RHYNES

Melody Hess-Rhynes has been creating various products for many years. Her creativity has spun many ideas over the past years. The Beverly Hills Marshall's Office employed Melody Hess-Rhynes in 1982-1986,as a Deputy Marshall Clerk II. She worked as a legal secretary for a prominent law firm, Coudert Brothers in 1989-1990. Melody Hess-Rhynes then obtained a more challenging position at Heller, Ehrman, White & McAuliffee Law Firm in 1990-1992. In 1993 she made a conscious decision to be available at home for her small children. She returned to the work force in 1994-1996, where she worked for The Department of Children and Family Services in the administration department. She has worked in Business Administration for over 10 years. Mrs. Rhynes has been focusing on executing her business plan for Toffee Sensations. She has received her Food Handlers License from the County of Los Angeles Health Department in 1999, which is required for food establishments. She is a member of the Black Business Association where she has attended several Small Business Course offered by the Black Business Association. The Black Business Association helps to prepare entrepreneurs in the area of marketing, taxes, corporations, management, and employee issues.


ANGELAS HESS

Ms. Angelas Hess is currently employed by Geary's of Beverly Hills as a special tabletop buyer. She has been employed there since 1998. Macy's also employed Angela in 1994-1998 as an assistant to the department manager in house wares. She was also selected as a Holiday Theme Manager. Angela currently attends college working toward her Pharmacy Degree. She is also a member of the National Honor Society. Angela possesses great marketing and management skills.

MARK H. RHYNES

Mark H. Rhynes, Vice has an extensive background in finance retail services. From August 1990 to August 1992, Mr. Rhynes held an entertainment accounting position with MGM/UA studios in Culver City California. From September 1992 to November 1993, Mr. Rhynes was a self employed music production manager with Illustrious Management. From December 1993 to December 1994, Mr. Rhynes was a Registered Representative with H.J. Meyers & Co., Inc., a privately held boutique investment banking firm. From January 1995 to April 1995, Mr. Rhynes served as a Registered Representative at Gilford Securities. From April 1995 to May 1996, Mr. Rhynes Held the position of Registered Representative with Toluca Pacific Securities in Toluca Lake California. From May 1996 to July 1996, Mr. Rhynes was a financial advisor with Glendfed Brokerage Service, an affiliate of Glendal Federal Bank. From August 1996 to May 1998, Mr. Rhynes was a Registered Representative with Interfirst Capital Corp. Mr. Rhynes is President, Chairman and Chief Executive Officer of Drexler Herman Consulting Group, Inc., a development stage Internet web-site development firm since October 2001. Mr. Rhynes is a Director of Toffee Sensations Inc. since August 2001. Mr. Rhynes is currently the President, Chairman, Chief Executive Officer and a Registered Representative of Herman, Alexis & Co., Inc., a boutique retail brokerage and investment banking firm. Mr. Rhynes has held the these positions with Herman, Alexis & Co., Inc. since 1998. Mr. Rhynes received a Bachelor of Arts Degree in Economics from the University of California at Irvine in 1990.


EXECUTIVE COMPENSATION

     We may award stock options and cash bonus to key employees, directors, officers and consultants under a stock option plan not yet adopted as bonus based on service and performance. The annual salaries of executive officers are listed as follows:

                                                                  Year 2001
Name                         Position                           Annual Salary
-------------------------  ---------------------------------  --------------
Melody Hess-Rhynes         President, Chief Executive Officer        0
                           and Chairman of the Board

Angelas Hess               Director                                  0

Mark H. Rhynes             Director                                  0

Toffee Sensations has made no provisions for cash compensation to its officers and directors. No salaries are being paid at the present time, and will not be paid unless and until there is available cash flow from operations to pay salaries. There were no grants of options or SAR grants given to any executive officers during the last fiscal year.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     We indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of California, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he/she is or was a director or officer of our Company, or served any other enterprise as director, officer or employee at our request. Our board of directors, in its discretion, shall have the power on behalf of the Company to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was our employee.


PRINCIPAL STOCKHOLDERS

     The following table presents certain information regarding beneficial ownership of Toffee Sensations' Common Stock as of September 30, 2001, by (i) each person known by Toffee Sensations to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of Toffee Sensations, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.


                             Number of Shares Percent    Percent
Name and Address                Beneficially  Before     After
of Beneficial Owner               Owned       Offering   Offering
------------------------------ ------------   --------   --------

Melody Hess-Rhynes               5,000,000      66.6%       58.8%
8306 Wilshire Blvd.
Suite 397
Beverly Hills, CA 90211

Jacqualine Hess (1)                500,000       6.7%        5.9%
4321 4th Avenue
Los Angeles, CA 90016

VCAX Capital Corp. (2)           2,000,000      26.7%       23.5%
1522 West Manchester
Los Angeles, CA 9047

Officers and Directors           7,500,000     100.0%       88.2%
as a Group

(1) Jacqualine Hess is the Mother of Melody Hess-Rhynes
(2) Mark H. Rhynes is the Spouse of Melody Hess-Rhynes
    Mr. Rhynes is the controlling shareholder and sole director and officer of VACX Capital Corporation. VACX Capital Corporation serves as a marketing and consulting firm.

DESCRIPTION OF SECURITIES

	Common Stock

     Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors.

     Holders of common stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights.

     Holders of common stock do not have cumulative voting rights, which means that the holders of more than half of all voting rights with respect to common stock can elect all of Toffee Sensations directors. The Board of Directors is empowered to fill any vacancies on the Board of Directors created by resignations, subject to quorum requirements.

     Holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor, and will be entitled to receive, pro rata, all assets of the Company available for distribution to such holders upon liquidation.

     All outstanding shares of Common Stock are, and the Common Stock offered hereby, upon issuance and sale, will be, fully paid and nonassessable.


     Upon liquidation of our Company, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities and after distribution in full of
preferential amounts, if any.   Holders of our common stock are entitled to
share pro rata in dividends and distributions with respect to our common stock, as may be declared by our board of directors out of funds legally available therefore.


TRANSFER AGENT

     As of the date of this prospectus, we are our own transfer agent.

                        SHARES ELIGIBLE FOR FUTURE SALE

RULE 144

     In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who has beneficially owned shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

* 1% of the number of shares of common stock then outstanding, which will equal approximately 85,000 shares assuming all the 1,000,000 shares offered by the Company are sold; or

* the average weekly trading volume of the common stock on the NASD over-the-counter bulletin board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

     Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. 7,250,000 shares of common stock will be eligible for resale under Rule 144 in August, 2002.


RULE 144(K)

     Under Rule 144(k), a person who is not deemed to have been one of our Affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an Affiliate, is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.


PLAN OF DISTRIBUTION

     The Shares shall be offered on a self underwritten basis in the States of New York, Colorado and outside the U.S. The offering is self underwritten by Toffee Sensations Inc., which offers the Shares directly to investors through officer Melody Hess-Rhynes, who will offer the Shares by prospectus and sales literature filed with the SEC, to friends, former business associates and contacts, and by direct mail to investors who have indicated an interest in Toffee sensations. The offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter or broker.

     The offering of the Shares shall terminate 24 months after the date of this prospectus.

     Toffee Sensations reserves the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of Shares subscribed for by such investor.

SELLING SECURITY HOLDERS

     This prospectus concerns the transfer by the selling security holders of an aggregate of 500,000 shares of common stock. The selling security holders may transfer the common stock at those prices that they are able to obtain in the market or as otherwise negotiated. In addition, the selling stockholders may transfer the shares in exchange for consideration other than cash, or for no consideration, as determined by the selling stockholders in their sole discretion. This prospectus may be used by the selling stockholders to transfer shares of the common stock to affiliates of the selling stockholders. We will receive no proceeds from the sale of common stock by the selling security holders.

     The following table sets forth the name of the selling security holders, the number of shares of common stock owned by the selling security holders before this offering, the number of shares of common stock being registered, and the number and percentage of shares of common stock owned after this offering. None of the selling security holders has held any position or office, or had any marital relationship with our officers or directors in the past three years except as noted below.

-----------------------------------------------------------------------------------------------
                                  Beneficial Ownership                  Beneficial Ownership
   Beneficial Owner                    Prior to the                             After the
                                         Offering         Number of           Offering (1)
                                  ---------------------     Shares      -----------------------
                                    Number    Percent     Registered       Number   Percent
-----------------------------------------------------------------------------------------------
VACX Corp. (1)                      2,000,000    100         250,000        1,750,000    86
-----------------------------------------------------------------------------------------------
MAS Financial Corp. (2)               250,000    100         250,000              0       0
-----------------------------------------------------------------------------------------------
(1)  Mark H. Rhynes is the beneficial owner of VACX Corp.
(2)  Aaron Tsai is the beneficial owner of MAS Financial Corp.


LEGAL PROCEEDINGS

     We are not a party to any legal proceedings.


LEGAL MATTERS

     J. Thomas Lewis, Attorney-At-Law, has acted as our counsel in connection with a legal opinion relating to the validity of the shares under this prospectus that have been issued to the selling shareholders and that are to be issued by the Company. No other matters have been passed upon by such counsel.

EXPERTS

The Financial Statements of Toffee Sensations Inc. as of September 30, 2001 included in this Prospectus and elsewhere in the Registration Statement have been audited by Isaac Gordon, independent public accountant for Toffee Sensations Inc. as set forth in his reports thereon appearing elsewhere herein, and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.


ADDITIONAL INFORMATION

     We filed a registration statement with the SEC on Form SB-2 relating to the shares offered in this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and the shares we are offering in this prospectus, refer to the registration statement and its exhibits. The statements we make in this prospectus regarding the content of any contract or other document are necessarily not complete, and you may examine the copy of the contract or other document that we filed as an exhibit to the registration statement. All our statements about those contracts or other documents are qualified in their entirety by referring you to the exhibits to the registration statement.

     As of the effective date of the registration statement, we will be a reporting company and will be subject to the reporting requirements of the Securities Exchange Act. Our filings may be inspected and copied without charge at the public reference facility of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained by mail from the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.20549, at prescribed rates. In addition, we are required to file electronic versions of these documents with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The SEC maintains a Web site at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

                         INDEX TO FINANCIAL STATEMENTS



Content
Page
-----------------------------------------------------------------------   ----

Independent Auditor's Report at September 30, 2001                        F-1

Balance Sheet at September 30, 2001                                       F-2

Statement of Operations for the Period From Inception August 20, 2001
   to September 30, 2001                                                  F-3

Statement of Changes in Stockholder's Equity for the Period From
   Inception August 20, 2001 to September 30, 2001                        F-4

Statement of Cash Flows for the Period From Inception August 20, 2001
   To September 30, 2001                                                  F-5

Notes to Financial Statements at September 30, 2001                       F-6

-----------------------------------------------------------------------   ----


                                 Isaac Gordon, CPA
                            3450 West 43rd, Suite 110
                          Los Angeles, California 90008
                           Telephone: (310) 858-0270



To the Board of Directors
TOFFEE SENSATIONS, Inc.
8306 Wilshire Boulevard, Suite 397
Beverly Hills, CA 90211


We have audited the accompanying balance sheet of Toffee Sensations, Inc. (a development stage company) as of September 30, 2001, and the related statement of operations, changes in stockholder's equity, and cash flows for the period from August 20, 2001 (date of inception) to September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Toffee Sensations, Inc. as of September 30, 2001, and the result of its operations, and its cash flows for the period from August 20, 2001 to September 30, 2001 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company has been in the development stage since its inception. Realization of the Company's assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.





October 30, 2001
Los Angeles, California

                            TOFFEE SENSATIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEET
                           AS OF SEPTEMBER 30, 2001
=============================================================================


                                     ASSETS
 Current Assets
 --------------

  Stock subscriptions receivable                                   $   2,110

 Other Assets
 ------------

  Organization cost - net of amortization of $14 - Note 1                376
                                                                   ---------
   Total Assets                                                    $   2,486
                                                                   =========


                      LIABILITIES AND STOCKHOLDER'S EQUITY

 Stockholder's Equity - Note 2
 --------------------

  Common stock subscriptions, $0.0001 par value
  25,000,000 shares authorized, 7,500,000 subscribed    $  2,500
  Deficit accumulated during the development stage           (14)   $  2,486
                                                        --------    --------
   Total Liabilities and Stockholder's Equity                       $  2,486
                                                                    ========





                   See accompanying notes to financial statements

                           TOFFEE SENSATIONS, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                            STATEMENT OF OPERATIONS
        FOR THE PERIOD FROM INCEPTION AUGUST 20, 2001 TO SEPTEMBER 30, 2001

=============================================================================

 Net Sales                                              $               -


 Operating Expenses                                                       14
                                                        --------------------

 Income from Operation                                                   (14)


 Other Income and (Expenses)                                            -
                                                        --------------------

 Income (Loss) before Income Tax                                         (14)


 Provision for Income Tax                                               -
                                                        --------------------

 Net Income (Loss)                                      $                (14)


 Deficit accumulated during the development
   stage, October 5, 2000                                               -
                                                        --------------------

 Deficit accumulated during the development
    stage, September 30, 2000                           $                (14)
                                                        ====================
 Per Share Information:

 Weighted average number of common shares outstanding
     - basic and fully diluted                                          -
                                                        ====================

 (Loss) per share - basic and fully diluted             $               -
                                                        ====================



                    See accompanying notes to financial statements

                             TOFFEE SENSATIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
       FOR THE PERIOD FROM INCEPTION AUGUST 20, 2001 TO SEPTEMBER 30, 2001

=============================================================================

                                                        DEFICIT ACCUMULATED
                                                           DURING THE
                                      COMMON STOCK      DEVELOPMENT STAGE     TOTAL
                              -----------------------   -----------------   ----------
                                  SHARES  AMOUNT
Common Stock Subscriptions,
        August 20, 2001       25,000,000   $    2,500   $      -            $    2,500

Net (loss) for the year                                               (14)         (14)
                              ----------   ----------   -----------------   ----------
Balance September 30, 2001    25,000,000   $    2,500   $             (14)  $    2,486
                              ==========   ==========   =================   ==========



                  See accompanying notes to financial statements

                           TOFFEE SENSATIONS, INC.
                       (A DEVELOPMENT STAGE COMPANY)
                          STATEMENT OF CASH FLOWS
      FOR THE PERIOD FROM INCEPTION AUGUST 20, 2001 TO SEPTEMBER 30, 2001
=============================================================================
Cash flows from operating activities :

  Net income(loss)                                                  $    (14)
  Adjustment to reconcile net income to net cash provided by operating activities :
       Amortization expense                             $     14
       Increase in organization costs                       (390)
                                                        --------
        Net cash used by operating activities                           (376)


 Cash flows from investing activities :

        Net cash used by investing activities                            -
 Cash flows from financing activities :

   Net proceeds from
    common stock subscriptions                               390
                                                        --------
        Net cash provided by financing activities                        390
                                                                    --------

 Net change in cash and cash equivalent                                  -


 Cash and cash equivalents at July 19, 2001                              -
                                                                    --------

 Cash and cash equivalents at September 30, 2000                    $    -

                                                                    ========

                  See accompanying notes to financial statements

                             TOFFEE SENSATIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2001
=============================================================================

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES

A.	ORGANIZATION

The Company was incorporated on August 20, 2001, in the State of California. The Company is in the development stage and its intent is to manufacture and market a variety of flavored toffee and other confectionery products. The Company has had no significant business activity to date.

B.	CASH AND CASH EQUIVALENTS

Cash and cash equivalents consists of cash and other highly liquid debt instruments with an original maturity of less than three months.

C.	INTANGIBLE ASSETS

The cost of intangible assets is amortized using the straight-line method over the estimated useful economic life. They are stated at cost less accumulated amortization. Organization costs are amortized over a 5-year period. The Company reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. No such impairment losses have been identified in the period presented.

D.	NET LOSS PER SHARE

Net loss per share is computed by dividing the net loss for the period by the weighted average number of common shares outstanding for the period.

E.	USE OF ESTIMATES

The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amount reported in the financial statements and accompanying notes. Actual result could differ from these estimates.


NOTE 2. STOCKHOLDER'S EQUITY

Total number of shares authorized at the inception is 25,000,000 shares. In August, the Company sold 7,500,000 stock subscriptions with $.001 par value in exchange for the organization costs paid by the shareholder and stock subscription receivable.

                             TOFFEE SENSATIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                         NOTES TO FINANCIAL STATEMENTS
                              SEPTEMBER 30, 2001
=============================================================================

NOTE 3. GOING CONCERN CONSIDERATION

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates the continuation of the Company as a going concern. As discussed in Note 1 the Company is in the development stage and the realization of its assets is dependent upon its ability to meet its future financial requirements, and the success of its future operations.

Management plans include obtaining additional equity financing and the acquisition of a suitable business venture to provide the opportunity for the Company to continue as a going concern.

                                      PART II

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to provisions described in Item 14, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by the registrant against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against pubic policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth an itemized statement of our expenses in connection with the registration of our common stock. All the expenses are estimated, except for the SEC registration fee.


     SEC Registration Fee ..................................... $   396.00
     Printing and engraving expenses .......................... $ 2,000.00
     Legal fees and expenses .................................. $ 2,500.00
     Auditors' fees and expenses .............................. $ 4,000.00
     Transfer Agent and Registrar fees ........................ $ 5,000.00
                                                                ----------
     TOTAL                                                      $13,896.00
                                                                ==========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

In connection with organizing Toffee Sensations on August 20, 2001, Melody Hess-Rhynes was issued 5,000,000 shares of common stock, and VACX Capital Corporation was issued 2,000,000 and Jacqueline Hess was issued 500,000 shares of restricted common stock in exchange for services, and the business plan of Toffee Sensations pursuant to
Section 4(2) of the Securities Act of 1933, to sophisticated persons (officers and directors) having superior access to all corporate and financial information. The beneficial owner for VACX Capital Corporation is Mark H. Rhynes.





ITEM 27. EXHIBITS

EXHIBIT         DESCRIPTION OF EXHIBIT
-------         --------------------------------------------------------

   3.1          Articles of Incorporation - Toffee Sensations Inc.

   3.11         Certificate of Incorporation of MAS Acquisition XXI Corp.

   3.2 Articles of Amendment of the Article of Incorporation - MAS Acquisition XXI Corp.

   3.5          By-laws

   5.1          Opinion of Counsel

  10.4          Consulting Agreement

  23.1          (Included in Exhibit 5.1)

  23.2          Consent of Isaac Gordon, Certified Public Accountants

------------------------------------------------------------------------




ITEM 28. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

       (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

       (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (iv) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Arcadia, California.

                                  Toffee Sensations, Inc.

Date: February 27, 2002           By: /s/ Melody Hess-Rhynes

                                  ----------------------------
                                  Melody Hess-Rhynes
                                  President, CEO & Chairman


     In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.




Signature               Title                                 Date
---------------------   ------------------------------------  ---------


/s/ Melody Hess-Rhynes  Chairman of the Board, President,
----------------------  Chief Executive Officer, Director,    Feb 27, 2002
Melody Hess-Rhynes      Principal Accounting Officer

/s/ Mark H. Rhynes      Director                              Feb 27, 2002
----------------------
Mark H. Rhynes

/s/ Angela Hess         Director                              Feb 27, 2002
----------------------
Angela Hess

EXHIBIT 3.1     Articles of Incorporation - Toffee Sensations Inc.


                2355673                   Endorsed-Filed in the office of the
                                           Secretary of State of the State of
                                               California August 20, 2001
                                                  Bill Jones Secretary of
                                                       State

                           ARTICLES OF INCORPORATION
                                       Of
                              Toffee Sensations Inc.


I: The name of this Company (hereinafter referred to as the "corporation) is:

                    Toffee Sensations INC, a Corporation.

II: The existence of the corporation is perpetual.

III: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporation Code.

IV: The name of the corporation's initial agent for service of process within the State of California in accordance with the provisions of subdivision (b) of Section 1502 of the Corporations Code of the State of California is Corporation Service Company, which will do business in California as CSC Lawyers Incorporation Service.

V: The total number of shares, which the corporation is authorized to issue, is 25,000,000 all of which are of one class and of a par value of $0.0001 each, and all of which are Common shares.

	The Board of Directors of the corporation may issue any or all of the aforesaid authorized shares of the corporation from time to time for such consideration as it shall determine and may determine from time to time the amount of such consideration, if any, to be credited to paid-in surplus.


Signed on August 20, 2001



                                               /s/ E. Ransom
                                               --------------
                                               Eric M. Ransom, Incorporator

                                                     [SEAL]

ToffeeSensations Articles

EXHIBIT 3.5     By-laws

                                          BYLAWS
                                        ----------

                                            OF

                                 	TOFFEE SENSATIONS INC.

                                        ---------

                                        ARTICLE I
                                        ---------

                                       	SHAREHOLDERS
                                       -----------

1. CERTIFICATES FOR SHARES. Each certificate for shares of the corporation shall set forth thereon the name of the record holder of the shares represented thereby, the number of shares and the class or series of shares owned by said holder, the par value, if any, of the shares represented thereby, and such other statements, as applicable, prescribed by Sections 416 - 419, inclusive, and other relevant Sections of the General Corporation Law of the State of California (the "General Corporation Law") and such other statements, as applicable, which may be prescribed by the Corporate Securities Law of 1968 of the State of California and any other applicable provision of law. Each such certificate issued shall be signed in the name of the corporation by the Chair of the Board of Directors, if any, the President, if any, or a Vice President, if any, and by the chief financial officer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all of the signatures on a certificate for shares may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate for shares shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

     In the event that the corporation shall issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor, any such certificate for shares shall set forth thereon the statements prescribed by Section 409 of the General Corporation Law.

     The corporation may issue a new certificate for shares or for any other security in the place of any other certificate theretofore issued by it, which is alleged to have been lost, stolen or destroyed. As a condition to such issu-ance, the corporation may require any such owner of the allegedly lost, stolen or destroyed certificate or any such owner's legal representative to give the corporation a bond, or other adequate security, CA BC D-:BYLAWS-
MASTER 03/96-40 (#1419)
sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
2.  FRACTIONAL SHARES.  Subject to, and in compliance with, the provisions of
Section 407 and any other provisions of the General Corporation Law, the corporation may, but need not, issue fractions of a share originally or upon transfer. If the corporation does not issue fractions of a share, it shall in connection with any original issuance of shares arrange for the disposition of fractional interest by those entitled thereto, or pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the condition that they shall become void if not exchanged for a certificate or certificates representing a full share or full shares, as the case may be, before a specified date or that any of the shares for which scrip or warrants are exchangeable may be sold by the corporation, and any proceeds thereof distributed to the holder of any such scrip or warrants or any other condition which the Board of Directors may impose.

3. SHARE TRANSFERS. Upon compliance with any provisions of the General Corporation Law and/or the Corporate Securities Law of 1968 which may restrict the transferability of shares, transfers of shares of the corporation shall be made only on the record of shareholders of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes, if any, due thereon.

4. RECORD DATE FOR SHAREHOLDERS. In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote or be entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days or fewer than ten days prior to the date of such meeting or more than sixty days prior to any other action.

If the Board of Directors shall not have fixed a record date as aforesaid, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the

CA BC D-:BYLAWS-
MASTER 03/96-41 (#1419)
day on which the first written consent is given; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five days from the date set for the original meeting.

Except as may be otherwise provided by the General Corporation Law, shareholders at the close of business on the record date shall be entitled to notice and to vote or to receive any dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

5. MEANING OF CERTAIN TERMS. As used in these Bylaws in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to assent or consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Articles of Incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Articles of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

6.  SHAREHOLDER MEETINGS.

- TIME. An annual meeting for the election of directors and for the transaction of any other proper business and any special meeting shall be held on the date and at the time as the Board of Directors shall from time to time fix.

- PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of California, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive office of the corporation.

- CALL. Annual meetings may be called by the directors, by the Chairman of the Board, if any, Vice Chairman of the Board, if any, the President, if any, the Secretary, or by any officer instructed by the directors to call the meeting. Special meetings may be called in like manner and by the holders of shares entitled to cast not less than ten percent of the votes at the meeting being called.

CA BC D-:BYLAWS-
MASTER 03/96-42 (#1419)

- NOTICE. Written notice stating the place, day, and hour of each meeting, and, in the case of a special meeting, the general nature of the business to be transacted or, in the case of an Annual Meeting, those matters which the Board of Directors, at the time of mailing of the notice, intends to present for action by the shareholders, shall be given not less than ten days (or not less than any such other minimum period of days as may be prescribed by the General Corporation Law) or more than sixty days (or more than any such maximum period of days as may be prescribed by the General Corporation Law) before the date of the meeting, either personally or by mail or other means of written communication, charges prepaid by or at the direction of the directors, the President, if any, the Secretary or the officer or persons calling the meeting, addressed to each shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice, or, if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the said principal executive office is located. Such notice shall be deemed to be delivered when deposited in the United States mail with first class postage thereon prepaid, or sent by other means of written communication addressed to the shareholder at his address as it appears on the stock transfer books of the corporation. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of notice to be presented by the Board of Directors for election. At an annual meeting of shareholders, any matter relating to the affairs of the corporation, whether or not stated in the notice of the meeting, may be brought up for action except matters which the General Corporation Law requires to be stated in the notice of the meeting. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law. When a meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken; provided that, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

The transactions of any meeting, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the shareholders or his proxy signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting constitutes a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting shall not constitute a waiver of any right to object to the consideration of matters required by the General Corporation Law to be included in the notice but not so included, if such objection is expressly made at the meeting. Except

CA BC D-:BYLAWS-
MASTER 03/96-43 (#1419)
as otherwise provided in subdivision (f) of Section 601 of the General Corporation Law, neither the business to be transacted at nor the purpose of any regular or special meeting need be specified in any written waiver of notice, consent to the holding of the meeting or the approval of the minutes thereof.

- CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President, if any, a Vice President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

- PROXY REPRESENTATION. Every shareholder may authorize another person or persons to act as his proxy at a meeting or by written action. No proxy shall be valid after the expiration of eleven months from the date of its execution unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it prior to the vote or written action pursuant thereto, except as otherwise provided by the General Corporation Law. As used herein, a "proxy" shall be deemed to mean a written authorization signed or an electronic transmission authorized by a shareholder or a shareholder's attorney in fact giving another person or persons power to vote with respect to the shares of such shareholder, and "signed" as used herein shall be deemed to mean the placing of such shareholder's name or other authorization on the proxy, whether by manual signature, typewriting, telegraphic or electronic transmission or otherwise by the shareholder or the shareholder's attorney in fact. Where applicable, the form of any proxy shall comply with the provisions of Section 604 of the General Corporation Law.

- INSPECTORS - APPOINTMENT. In advance of any meeting, the Board of Directors may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or, if any persons so appointed fail to appear or refuse to act, the Chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election, or persons to replace any of those who so fail or refuse, at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented shall determine whether one or three inspectors are to be appointed.

The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes, ballots, if any, or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors of election, the decision, act, or certificate of a majority shall be effective in all respects as the decision, act, or certificate of all.

CA BC D-:BYLAWS-
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



- QUORUM; VOTE; WRITTEN CONSENT. The holders of a majority of the voting shares shall constitute a quorum at a meeting of shareholders for the transaction of any business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum if any action taken, other than adjournment, is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented thereat, but no other business may be transacted except as hereinbefore provided.

In the election of directors, a plurality of the votes cast shall elect. No shareholder shall be entitled to exercise the right of cumulative voting at a meeting for the election of directors unless the candidate's name or the candi-dates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for such candidates in nomination.

Except as otherwise provided by the General Corporation Law, the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting at which a quorum is present shall be authorized by the affirmative vote of a majority of the shares represented and voting at the meeting; provided, that said shares voting affirmatively shall also constitute at least a majority of the required quorum.

Except in the election of directors by written consent in lieu of a meeting, and except as may otherwise be provided by the General Corporation Law, the Articles of Incorporation or these Bylaws, any action which may be taken at any annual or special meeting may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by hold-ers of shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors. Notice of any shareholder approval pursuant to Section 310, 317, 1201 or 2007 without a meeting by less than unanimous written consent shall be given at least ten days before the consummation of the action authorized by such approval, and prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing.

Elections of directors at a meeting need not be by ballot unless a shareholder demands election by ballot at the election and before the voting begins. In all other matters, voting need not be by ballot.

7. ANNUAL REPORT. Whenever the corporation shall have fewer than one hundred shareholders as said number is determined as provided in Section 605 of the General Corporation Law, the Board of Directors shall not be required to cause to be sent to the

CA BC D-:BYLAWS-
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


shareholders of the corporation the annual report prescribed by Section 1501 of the General Corporation Law unless it shall determine that a useful purpose would be served by causing the same to be sent or unless the Department of Corporations, pursuant to the provisions of the Corporate Securities Law of 1968, shall direct the sending of the same.

	                               ARTICLE II
                                       ----------

                                   BOARD OF DIRECTORS
                                   -------------------

1. FUNCTIONS. Except as any provision of law may otherwise require, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of its Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors. The Board of Directors shall have authority to fix the compensation of directors for services in any lawful capacity.

2. QUALIFICATIONS AND NUMBER. A director need not be a shareholder of the corporation, a citizen of the United States, or a resident of the State of California. The authorized number of directors constituting the Board of
Directors until further changed shall be     .  The authorized number of
directors constituting the Board shall be at least three; provided, however, that so long as the corporation has only one shareholder, the number may be one or two, and so long as the corporation has only two shareholders, the number may be two. Subject to the foregoing provisions and the provisions of Section 212 of the General Corporation Law, the number of directors may be changed from time to time by an amendment of these Bylaws. No decrease in the authorized number of directors shall have the effect of shortening the term of any incumbent director.

3. ELECTION AND TERM. The initial Board of Directors shall consist of the persons elected at the meeting of the incorporator or incorporators, all of whom shall hold office until the first annual meeting of shareholders and until their successors have been elected and qualified, or until their earlier resignation, removal from office or death. Thereafter, directors who are elected to replace any or all of the members of the initial Board of Directors or who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies, shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified, or until their earlier resignation, removal from office, or death. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, any vacancies in the Board of Directors, including vacancies resulting from an increase in the authorized number of directors which have not been filled by the shareholders, and including any other vacancies which the General Corporation Law authorizes directors to fill, except for a vacancy created by the removal of a director, may be filled by directors or by the sole remaining director, as the case

CA BC D-:BYLAWS-
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


may be, in the manner prescribed by Section 305 of the General Corporation Law. Vacancies occurring by reason of the removal of directors which are not filled at the meeting of shareholders at which any such removal has been effected may be filled by the directors if the Articles of Incorporation or a Bylaw adopted by the shareholders so provides. Any director may resign effective upon giving written notice to the Chairman of the Board, if any, the President, if any, the Secretary or the Board of Directors, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to the office when the resignation becomes effective.

The shareholders may elect a director at any time to fill any vacancy which the directors are entitled to fill, but which they have not filled. Any such election by written consent other than to fill a vacancy created by removal shall require the consent of a majority of the shares.

The name and the address of each initial director elected by the incorporator or incorporators are set forth in the minutes of the organization of the incorpora-tor or incorporators at which each said initial director was elected, and said name and the address are hereby made a part of these Bylaws as if fully set forth therein.

4.  MEETINGS.

- TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

- PLACE. Meetings may be held at any place, within or without the State of California, which has been designated in any notice of the meeting, or, if not stated in said notice or, if there is no notice given, at the place designated by resolution of the Board of Directors.

- CALL. Meetings may be called by the Chair of the Board, if any, by the President, if any, by any Vice President or Secretary, or by any two directors.

- NOTICE AND WAIVER THEREOF. No notice shall be required for regular meetings for which the time and place have been fixed by the Board of Directors. Special meetings shall be held upon at least four days' notice by mail or upon at least forty-eight hours' notice delivered personally or by telephone or by any other means authorized by the provisions of Section 307 of the General Corporation Law. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. A notice or waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

CA BC D-:BYLAWS-
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



- QUORUM AND ACTION. A majority of the authorized number of directors shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided such majority shall constitute at least either one-third of the authorized number of directors or at least two directors, whichever is larger, or unless the authorized number of directors is only one. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors, if any, who were not present at the time of the adjournment. Except as the Articles of Incorporation, these Bylaws and the General Corporation Law may otherwise provide, the act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be the act of the Board of Directors. Members of the Board of Directors may participate in a meeting through use of conference telephone or other communications equipment, and participation by such use constitutes presence in person at any such meeting, provided the conditions prescribed by the provisions of Section 307 of the General Corporation Law are met.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided that any action which may be taken is approved by at least a majority of the required quorum for such meeting.

- CHAIRMAN OF THE MEETING. The Chair of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the President, if any and present and acting, or any director chosen by the Board, shall preside.

5. REMOVAL OF DIRECTORS. The entire Board of Directors or any individual director may be removed from office without cause by approval of the holders of at least a majority of the shares provided, that unless the entire Board is removed, an individual director shall not be removed when the votes cast against such removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election of directors at which the same total number of votes were cast, or, if such action is taken by written consent, in lieu of a meeting, all shares entitled to vote were voted, and the entire number of directors authorized at the time of the director's most recent election were then being elected. If any or all directors are so removed, new directors may be elected at the same meeting or by such written consent. The Board of Directors may declare vacant the office of any director who has been declared of unsound mind by an order of court or convicted of a felony.

6. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the authorized number of directors, may designate one or more committees, each consisting of two or more directors to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member at any meeting of such committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have all the

CA BC D-:BYLAWS-
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


authority of the Board of Directors except such authority as may not be delegated by the provisions of the General Corporation Law.

7. WRITTEN ACTION. Any action required or permitted to be taken may be taken without a meeting if all of the members of the Board of Directors shall individually or collectively consent in writing to that action. The written consent or consents shall be filed with the minutes of the proceedings of the Board. The action by written consent shall have the same force and effect as a unanimous vote of the directors.

                                       ARTICLE III
                                       -----------

                                        OFFICERS
                                        --------

The corporation shall have a Chair of the Board or a President or it may have both, a Secretary, a chief financial officer and such other officers with such titles and duties as may be necessary to enable it to sign instruments and share certificates. Subject to the foregoing, any number of offices may be held by the same person. The titles, powers, and duties of officers shall be set forth in the resolution or instrument choosing them. The Chairman of the Board, if any, and/or the President, if any, the Secretary, the chief financial officer, and any Vice President or other executive officer shall be chosen by the Board of Directors. Any Assistant Secretary, Assistant Treasurer or other junior officer shall be chosen by the Board of Directors or in the manner prescribed by the Board of Directors.

The President or, if a President shall not have been chosen, the Chairman of the Board shall be the general manager and chief executive officer of the corporation unless the resolution choosing him shall provide otherwise. The Treasurer shall be the chief financial officer unless the resolution choosing him shall provide otherwise.

Unless otherwise provided in the resolution or instrument choosing the same, all officers shall be chosen for a term of office running until the meeting of the Board of Directors following the next annual meeting of shareholders and until their successors have been chosen and qualified.

Any officer, or any agent chosen by the Board of Directors, may be removed by the Board whenever in its judgment the best interests of the corporation will be served thereby.

                                       ARTICLE IV
                                       ----------

                           BOOKS AND RECORDS - STATUTORY AGENT
                           ------------------------------------

The corporation shall keep at its principal executive office in the State of California or, if its principal executive office is not in the State of California, at its principal

CA BC D-:BYLAWS-
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


business office in the State of California, the original or a copy of the Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California, and, if the corporation has no principal business office in the State of California, it shall upon request of any shareholder furnish a copy of the Bylaws as amended to date.

The corporation shall keep adequate and correct books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees, if any, of the Board of Directors. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each. Such minutes shall be in written form. Such other books and records shall be kept either in written form or in any other form capable of being converted into written form.

The name of the agent for service of process within the State of California is Corporation Service Company which does business in California as CSC-Lawyers Incorporating Service.

                                         ARTICLE V
                                        ----------

                                      CORPORATE SEAL
                                      --------------

The corporate seal shall set forth the name of the corporation and the State and date of incorporation.

                                       ARTICLE VI
                                       -----------

                                       FISCAL YEAR
                                       -----------

The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                       ARTICLE VII
                                       -----------

                                    CONTROL OVER BYLAWS
                                   --------------------

After the initial Bylaws of the corporation shall have been adopted by the incorporator or incorporators of the corporation, the Bylaws may be amended or repealed or new Bylaws may be adopted by the shareholders entitled to exercise a majority of the voting power or

CA BC D-:BYLAWS-
MASTER 03/96-50 (#1419)
by the Board of Directors; provided, however, that the Board of Directors shall have no control over any Bylaw which fixes or changes the authorized number of directors of the corporation; provided further, that any control over the Bylaws herein vested in the Board of Directors shall be subject to the authority of the aforesaid shareholders to amend or repeal the Bylaws or to adopt new Bylaws; and provided further that any Bylaw amendment or new Bylaw which changes the minimum number of directors to fewer than five shall require authorization by the greater proportion of voting power of the shareholders as hereinbefore set forth.

I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the
Bylaws of     TOFFEE SENSATIONS INC. , a California corporation, as in effect on the date hereof.

		WITNESS my hand and the seal of the corporation.

Dated:


                                               Melody Hess
                                               --------------------------
                                               Secretary of

                                               (SEAL)




















CA BC D-:BYLAWS-
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






	--ooOOoo--



	--ooOOoo--















	--ooOOoo--

	C O R P O R A T E  R E C O R D S

	--ooOOoo--













	--ooOOoo--

	ARTICLES
	FILED


	--ooOOoo-

CA BC D-:BYLAWS-MASTER 03/96-
52 (#1419)

EXHIBIT 5.1  Opinion of Counsel

                           	LAW OFFICES OF J. THOMAS LEWIS
	                       1150 Silverado Street, Suite 107
	                           La Jolla, California 92037
	                                 (858) 454-9497

	                               February 12, 2002

Toffee Sensations Inc.
8306 Wilshire Blvd., Suite 397
Beverly Hills, CA 90211

	        Re Opinion Of Counsel

Ladies and Gentlemen:

The undersigned has acted as counsel for Toffee Sensations Inc., a California corporation (the "Company") limited to certain matters as described herein.

In rendering this opinion, we have ascertained that the Company is validly incorporated and in good standing under the laws of the State of California, examined the Articles of Incorporation of the Company as filed with the Secretary of State of the State of California on August 20, 2001, the By-Laws of the Company, The Company's Resolutions of the Board of Directors authorizing the issuance of these shares of stock, the Audited Financial statements of the Company, and such other documents as deemed necessary or appropriate for the opinion expressed herein. All the foregoing documents and investigations shall be herein referred to as the "Reviewed Documents." We also refer to the Form SB-2 of the Company to be filed with the Securities and Exchange Commission ("Form SB-2"). The Form SB-2 relates to 1,000,000 shares of common stock of the Company ("Company Shares") and 500,000 shares of common stock of the Selling Shareholders (as referenced therein) ("Selling Shareholder Shares").

We have not reviewed any documents other than the Reviewed Documents for purposes of rendering the opinions expressed herein. We have conducted no independent factual investigation other than our review of the Reviewed Documents. In rendering this opinion, we have relied, as to factual matters, solely upon the Reviewed Documents, and the representations, warranties, statements and information set forth therein, all of which we assume to be true, complete and accurate in all material respects.

With respect to the Reviewed Documents, we have assumed and relied upon the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies or forms, the genuineness of all signatures, the legal capacity of natural persons and that the Reviewed Documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to this opinion.

This opinion is limited. We express no opinion with respect to state securities, blue sky or tax laws. We have not been requested to and do not opine as to the applicability of the laws of any state jurisdiction.

This opinion is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same or retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention. For the purpose of rendering the opinions hereinafter expressed, we have made the following additional assumptions that the Articles of Incorporation, and By-laws constitute the articles of incorporation and by-laws of the Company are presently in effect.

Based upon the foregoing, and subject to and in reliance on the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Company Shares when issued pursuant to the Form SB-2 will be legally and validly issued, fully paid and non-assessable shares of capital stock of the Company.

2. The Selling Shareholders Shares are legally and validly issued, fully paid and non-assessable shares of capital stock of the Company.

We hereby consent to the filing of the opinion as Exhibit 5.1 to the Company's Registration Statement and the reference to our firm in the Prospectus, if applicable or required.

This opinion is rendered solely for your benefit in connection with the matters addressed herein. Except as stated in the immediately preceding sentence, without our prior written consent, this opinion may not be relied upon by you for any other purpose or be furnished or quoted to, or relied upon by, any person or entity for any purpose.

                                              Very truly yours,


                                              /s/ J. Thomas Lewis, Esq.
                                              J. Thomas Lewis, Esq.

EXHIBIT 10.4   Consulting Agreement

                              MAS Financial Corp.

17 N. Governor St.                                      Tel: (812) 425-1050
Evansville, IN  47711                                   Fax: (812) 425-1051
----------------------------------------------------------------------------

                             Consulting Agreement

This agreement is entered into on this 29th day of November, 2001 by and between MAS Financial Corp. (hereinafter referred to as "MAS"), and Toffee Sensations Inc. their heirs, designees or assignees, (hereinafter referred to as "Client"), and is made with reference to the following recitations:

Whereas, MAS has skills and expertise in the fields of business consulting, and,

Whereas, for the purpose of advancing the business plans of Client, Client wishes to contract for the services from MAS, and,

Now, therefore, the parties hereto hereby agree and covenant as follows:

(1) MAS agrees to take certain actions, and undertake certain obligations for the services as directed by Client. MAS agrees to assist Client with all of the following acts:

*  Assist in the preparation of SB-2 registration statement
*  Furnish Market Maker to file 15c211 with the NASD
*  Obtain a stock symbol for trading on the OTC Bulletin Board.

All expenses incurred by Toffee Sensations Inc. shall be the responsibility of Toffee Sensations Inc.

(2) The Client agrees to pay MAS a consulting fee of 250,000 shares of total common shares outstanding due and payable upon signing of this Agreement.

(3) Any offer or sale of securities in connection with this Agreement is made by each broker-dealer respectively.

(4) The parties shall at all times keep each other's information, sources, trade secrets, processes, and confidential information strictly confidential.

(5) MAS is not rendering legal advise to Client. Each party is responsible for all of it's own professional, legal, accounting, Broker-Dealer, and consulting fees as they may apply to each party.

(6) The Client or, any of its officers, directors and principal shareholders have not been convicted of and are not under investigation by any governmental agency including but not limited to the Securities and Exchange Commission, NASD or any State or foreign Securities Commission for actual or alleged violations of securities laws.

(7) Should Client terminate this transaction for any reason other than the malfeasance or nonperformance of MAS, all monies and securities paid to MAS up until that point shall be retained by MAS as liquidated damages. The parties agree to the reasonableness of these liquidated damages. All documents and work product prepared for or on behalf of Client by MAS up until that point shall become the property of Client.

(8) This agreement shall be governed by the laws of the State of Indiana. The parties agree to the jurisdiction of the Courts of the State of Indiana and the United States District Court for the Southern District of Indiana as the forums for the resolution of any legal disputes between the parties. Client agrees to pay court costs, attorney fees in a reasonable amount, and interest on any unpaid balances at the judgment rate then in effect in the State of Indiana should it become necessary for MAS to engage in legal action to recover any portion of the purchase price or any other fees from Client.


(9) This documents contains the entire agreement between the parties hereto. No oral or other representation or warranty has been given to Client by MAS, and this agreement controls over any and all oral representations made by any party to this transaction. This agreement may only be modified by a writing, signed by the parties.

(10) Each party agrees to execute all of the documents and do all of the things necessary to effectuate the purpose of this agreement, without delay or limitations.




Accepted and Agreed:                           Accepted and Agreed:

/s/ Aaron Tsai                                 /s/ Melody Hess-Rhynes
----------------------                         ----------------------
MAS Financial Corp.                            	Toffee Sensations Inc.
By: Mr. Aaron Tsai, President                  By: Mr. Melody Hess-Rhynes

Mailing Address:                               Mailing Address:

MAS Financial Corp.                            Toffee Sensations Inc.
17 N. Governor St.                             8320 Lincoln Blvd.  Suite 105
Evansville, IN 47711                           Westchester, CA 90045




EXHIBIT 23.2   Consent of Issac Gordon, Certified Public Accountants

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the reference to us as Experts and to the use in this Registration Statement on Form SB-2 of our report dated October 30, 2001 relating to the financial statements of Toffee Sensation, Inc. as of September 30, 2001.


/s/ Isaac Gordon
Isaac Gordon, CPA
February 15, 2002
Los Angeles, California